Exhibit 99.1

NetApp Appoints Beth O’Callahan to Newly Defined Chief Administrative Officer Role

A long-tenured, highly respected industry leader, O’Callahan expands her leadership scope to drive integration, collaboration, and execution across the company’s business

SAN JOSE, Calif. – February 26, 2025 – NetApp® (NASDAQ: NTAP), the intelligent data infrastructure company, today announced a strategic evolution in its leadership structure designed to enhance focus, strengthen collaboration, and drive execution across the business with the appointment of Beth O’Callahan, NetApp’s Chief Legal Officer (CLO), to Chief Administrative Officer (CAO).

In this newly expanded role, Beth will continue overseeing Legal, Compliance, Government Relations, and Sustainability, while assuming responsibility for Human Resources, Workplace Experience, and Corporate Communications, effective March 3, 2025. By unifying these critical functions under a single leadership umbrella, NetApp aims to foster greater synergy, alignment, and operational excellence in support of its corporate strategy. Beth will also maintain her role as NetApp’s Corporate Secretary.

“With Beth at the helm in this expanded capacity, we are strengthening our ability to execute with agility while fostering a more integrated and high-achieving organization,” said George Kurian, CEO at NetApp. “Her deep understanding of our business, commitment to excellence, and track record of driving impact make her the ideal leader to take on this role.”

A distinguished leader, Beth joined NetApp in 2013 and has played an instrumental role in shaping the company’s legal and compliance framework, holding several leadership positions within her tenure. She is widely recognized for her enterprise mindset, ability to build high-performing teams, relentless pursuit of business objectives, and dedication to diversity, allyship, and the ethical use of technology.

Over the course of her career, Beth has earned numerous accolades, including the National Diversity Council’s Leadership Excellence in Technology Award, Corporate Counsel Women of Power and Influence in Law, The Silicon Valley Business Journal Women of Influence Award, and the YWCA Tribute to Women and Industry Award. Beyond her professional contributions, O’Callahan is an active advocate for education and legal equity, serving on the Board of Directors for Bay Scholars and the Law Foundation of Silicon Valley.

“I am honored to take on this expanded role and to help shape NetApp’s talent and culture for the future—preserving its strengths while enhancing accountability, urgency, and agility to propel us to the next level,” said Beth O’Callahan, Chief Administrative Officer at NetApp.

This appointment reinforces NetApp’s commitment to operational excellence, talent development, and long-term growth, positioning the company to execute its ambitious strategic goals with even greater focus and efficiency.

For more information about NetApp and its leadership team, visit https://www.netapp.com/company/leadership-team/.

About NetApp

NetApp is the intelligent data infrastructure company, combining unified data storage, integrated data services, and CloudOps solutions to turn a world of disruption into opportunity for every customer. NetApp creates silo-free infrastructure, harnessing observability and AI to enable the industry’s best data management. As the only enterprise-grade storage service natively embedded in the world’s biggest clouds, our data storage delivers seamless flexibility. In addition, our data services create a data advantage through superior cyber resilience, governance, and application agility. Our CloudOps solutions provide continuous optimization of performance and efficiency through observability and AI. No matter the data type, workload, or environment, with NetApp you can transform your data infrastructure to realize your business possibilities. Learn more at www.netapp.com or follow us on X, LinkedIn, Facebook, and Instagram.

NETAPP, the NETAPP logo, and the marks listed at www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Media Contact:

Kenya Hayes

NetApp

kenya.hayes@netapp.com

Investor Contact:

Kris Newton

NetApp

kris.newton@netapp.com